Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Powerlinx, Inc. (Powerlinx) of our report dated February 18, 2004, except for Note 15, as to which the date is March 23, 2004, with respect to the financial statements of Powerlinx included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.






/s/ AIDMAN, PISER & CO., P.A.
Tampa, Florida
May 28, 2004